UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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Cipher Mining Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIPHER MINING INC.

AMENDMENT TO DEFINITIVE PROXY STATEMENT RELATING TO
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2024

EXPLANATORY NOTE

This proxy statement amendment (this “Amendment”) updates and amends our definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 19, 2024 regarding the 2024 Annual Meeting of Stockholders of Cipher Mining Inc. (the “Annual Meeting”) to be held on May 2, 2024 at 8:00 a.m. Eastern Time in a virtual-only format, via the Internet at www.virtualshareholdermeeting.com/CIFR2024.

Except as updated by this Amendment, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Amendment have the meanings set forth in the Proxy Statement. This Amendment, our Notice of Annual Meeting, our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxyvote.com. From and after the date of this Amendment, all references to the “Proxy Statement” are to the Proxy Statement as amended hereby. The Proxy Statement contains important information, and this Amendment should be read in conjunction with the Proxy Statement.

If you have already voted and would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement under “GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING—Can I revoke or change my vote after I submit my proxy?,” which is the nineteenth question and answer section for instructions on how to do so.

The primary purpose of this Amendment is to update the section pertaining to the description of the voting standards applicable to each proposal in the Proxy Statement, which is amended and replaced with the following language:

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Effect of “Withhold” or “Abstain” Votes	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	None(1)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

Proposal No. 3: Amendment of our Second Amended and Restated Certificate of Incorporation to provide for exculpation of officers from breaches of fiduciary duty to the fullest extent permitted by the General Corporation Law of the State of Delaware

The affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

		“FOR” “AGAINST” “ABSTAIN”	Treated as votes against.	Treated as votes against.
(1)
Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the election.
(2)
A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.